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                                                                   EXHIBIT 10.18

          KUEN YANG INTERNATIONAL COMMERCIAL COMPLEX LEASE AGREEMENT

Lessor:         Ken Yang Real Estate (Shanghai) Co., Ltd.
                (HEREAFTER called "KY")
Address:        No. 798 Zhao Jia Pin Rd., Xu Hui District, Shanghai
Tel. No.:       86-20-64679797

Lessee:         (To be Named)
                __________________________________________________
                (HEREAFTER called "DVS"??)
Company
Registration
No.:            __________________________________________________
Contact Person: ______________________________
Sex:            ______________________________
Identity No./
Passport No.:   __________________________________________________
Company
Registered
Address:        __________________________________________________
Contact
Phone No.:      __________________________________________________

        Both parties agreed to be bound by the following lease terms and conditions for the rental of Ken Yang International Commercial Complex (HEREAFTER called "The Complex"):

1.  Location of The Complex
    No. 798 Zhao Jia Pin Rd., Xu Hui District, Shanghai

    Rental Area
    "KY" agrees to lease one of the units of the complex to "DVS", the exact Location, Space and Fixture etc. will be per Appendix A-1.
    The Unit
    Fourth Floor, Room 2, Unit B, 386.61 Square Meters
    ------             -       -  ------
    Exclude common area of 85.76 Square Meters

    See Appendix A-2
    Parking Space:  Basement 1, No.  , Total 1 unit.
                             -     --        -

2.  Rental Purpose
    Strictly restricted for office use only. No other commercial activities are allowed.

3.  Length of Lease
    3.1  The lease should commence from August 1, 1996 and expire on July 31,
                                        --------------               --------
         1998.
         ----
    3.2 The leased unit is one of the "KY" development's unsold units, "KY" reserves the right of sales to a third party (The Buyer), in case the sales of the unit to "The Buyer" occurred during the lease period, "KY" will guarantee that the master lease agreement which "KY" and "DVS" enter into will also be binding on "The Buyer". "The Buyer" will have to continue the lease agreement until its expiration. "DVS" will have to sign a fresh lease agreement with "The Buyer" on the same terms and condition per master lease.

    3.3 In case where either party to the contract wishes to extend the rental period, must do so in three months before the lease expired, and enter into new lease agreement under terms and conditions agreed upon by both parties.
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4.  Rents
    4.1  Rental charge is US$12,000 per month for the unit and parking charge of
                          ---------
         US$200 per month, total monthly rental charge therefore equal to
         ------
         US$12,200 per month including the parking charge. If in any case that
         ---------
         the lease is quit before the end of the month, full rental must be paid.
    4.2  Thirty days free rental period commence from July 1, 1996 to July 31,
         ------                                       ------------    --------
         1996. During this period, "DVS" has the right to access the unit to
         ----
         carry out such activities like renovation work, furnishing, etc. However, any utilities incurred during this period, like water and power consumption must be paid by "DVS". "DVS" enjoy the same free parking charge for the same period.

5.  Rental Deposit
    5.1 In order to ensure proper execution of the lease agreement, "DVS" is required to pay rental deposit equivalent to three months rental which is equal to US$36,600 (including parking).
                     ---------
         5.1A At the time of signing the first letter of intent, "DVS" has to pay an agreed amount of initial deposit of US$X and "DVS" must
                                                          ----
               pay the full amount of rental deposit before July 1, 1996 to "KY".
         5.1B  Terms canceled.
    5.2  Rental deposit does not earn interest.
    5.3 During the period of the lease agreement, "DVS" has no right to use rental deposit for rental payment and other related expense.
    5.4 When the lease agreement terminates, "DVS" is obliged to empty the unit and settle whatever related expense in order to bring the unit into its original condition. "KY" after the satisfaction of the unit inspection must pay back the full rental deposit to "DVS" within a period of fourteen days.
    5.5 "DVS" has no right to transfer the rental deposit to the third party or pledge the rental deposit or other guarantees.

6.  Payment Method
    6.1 Rental Payment: Three months advanced rental payment is required for each payment by way of post dated checks with each check dated for each rental month.
    6.2 "DVS" should deposit the checks into the bank and account number either in US Dollars or RMB account nominated by "KY". For instance, Rental deposit paid in RMB, the rate of exchange must follow the day's rate issued by "The National Foreign Exchange Control Board".
    6.3 In case of late rental payment, "KY" has the right to impose a late payment rate of 0.5% for every day of delay. Late payment exceed sixty days, it is treated as automatic termination of the lease by "DVS". "KY" has the right to execute termination of the lease. "DVS" must leave the premises without cause and to pay all other rental in arrears together with any other expense related to the lease and any other expense incurred by "KY" in relation thereto. If necessary, "KY" has the right to retain the rental deposit and execute the Term Sixteen under this lease agreement.

7.  Other Rental Related Expenses:
    7.1 Management fee is US$464 per month. (Management fee is to be paid to New Shanghai International Property Management Company.) Payable every three months in advance. In case of delay payment, there will be late payment of 0.5% for every day overdue. When rent is quit before the end of the month, the management fee is to be paid in full.
    7.2 "DVS" is responsible for power consumption based on the actual meter reading, payment method follow Term No. 6.
    7.3 "KY" will provide Five telephone lines, telephone system and installation is the responsibility of "DVS". There will be a rental deposit of RMB10,000 for every telephone line. This payment should be paid ten days before the commencement of lease agreement. At the expiration of lease, if "DVS" decided to discontinue the rental, "KY" will pay back the telephone line deposit without interest within fourteen days after the inspection. "DVS" has to pay for each telephone line maintenance fee of RMB50 each line 10 days before the beginning of each month. The total telephone management fee equal RMB250 per month. Method of payment follow Term No. 6.
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    7.4  "DVS" actual usage of telephone and fax should be based on the meter reading by the telecommunication authority. Method of payment follows Term No. 5. If "DVS" delay payment, telecommunication authority has the right to impose a 50% penalty.
    7.5 Cleaning of the rental premises is the responsibility of "DVS", but "DVS" can request "KY" to handle with a fee charged to "DVS".

8.  "KY" Rights and Legal Responsibilities
    8.1 "KY" has no right to take back the premises without rightful cause within the lease period. If "KY" wish to take back premises, "DVS" has the right to reject.
    8.2  "KY" will have to maintain the complex regularly.
    8.3  "KY" will have to ensure the safety and security of the complex.
    8.4  "KY" has to provide satisfactory service.
    8.5 "KY" has the authority to organize exhibition activities or product promotion activities but must do it not at the expense or inconvenience of "DVS" normal business operations.
    8.6 "KY" and KY's maintenance staff in the process of carrying out building maintenance work, hygienic, theft alarm system, fire alarm system, rescue requirement or other property management needs may be given advance notice to enter "DVS" units to carry out above maintenance. If necessary, "KY" may execute reasonable action but in time of emergency, "KY" may have to take immediate action without notice being given. But "DVS" should be informed after the occurrence of the events.
    8.7 "DVS" must prepare to provide maximum assistance and cooperation to "KY" for carrying out Term No. 8.6.

9.  "KY" is not responsible for
    9.1 Any damage to the complex, "DVS" premises or its contents due to earthquake, flood, or fire and theft not due to KY's lack of security or safety measure.
    9.2 If "DVS" damages are the result of misbehavior actions by the other units, "KY" is also not responsible.

10. "DVS" Legal Rights and Responsibilities
    10.1 "DVS" must utilize the rental premises and common area with due diligence.
    10.2 "DVS" must not do the following within "The Complex"
         10.2A To take in any excessive weight, flammable, explosive, corrosive materials or other materials which will endanger the public safety into the complex and prohibits "DVS" from any other action which will endanger the public safety.
         10.2B Prohibit from staying in the office or keeping animals which will have the impact of obstructing the execution of building management activities.
         10.2C Prohibit from any action which will jeopardize "KY" complex or other units property.
    10.3 "DVS" also prohibited from the following behaviors:
         10.3A Transfer of lease or use it as a pledge
         10.3B Transfer the resources of the lease unit to third parties or allow third parties to use the resources of the lease unit.
         10.3C Share the lease unit resources with third parties without the consent from "KY" office.
    10.4 Whenever "DVS" detects any fixture or other equipment which require repairs, "DVS" should inform "KY" management office.
    10.5 "KY" is responsible for the maintenace of 10.4 above, but if the defect is due to the act of "DVS", then "DVS" should be responsible for its cost of repairs.
    10.6 Any furniture and fixture or equipment belongs to "DVS", "DVS" is responsible for its repairs.
    10.7 If "DVS" wish to do any structural alteration or rearranging the original layout or installing signboards, etc. must obtain "KY's" approval in writing before any action is carried out. All cost of carrying such alteration is the responsibility of "DVS".
    10.8 "DVS" must always keep in touch with "KY" in the process of carrying out any of those engineering or construction work. And for any major construction each individual consent from "KY's" is required.
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    10.9 Any actions either intentionally or carelessly committed relating to the job carried out by "DVS" employees, subcontractors or other related parties which have caused damage to KY's property or other units or third parties is the sole responsibility of "DVS".

11. Appendix
    11.1 Appendix B (Kuen Yang International Commercial Complex Management Agreement) to lease agreement, is legally enforceable as per the lease agreement.
    11.2 "DVS" and all its employees, subcontractors must follow the terms and conditions of the appendix.

12. Rights of Notice
    12.1 Any notice by both parties must be in writing.
    12.2 Any changes of contact person, Registration No., Registration address, etc., "DVS" has the duty to inform "KY" immediately.

13. Lawful Enforcement of the lease agreement:
    In the events of natural disasters or other un-defeasible events which cause the collapse of the complex or partial collapse or distraction thus resulting in "DVS" units being un-operational. This lease agreement is automatically void without any compensation.

14. Forced termination of lease agreement by "KY"
    "KY" has the right to terminate the lease agreement and reserve the right for compensation without notifying "DVS". If "DVS" is in breach of the following conditions:
    14.1 Default in payment of rental and others for more than two months.
    14.2 The usage of the leased unit is ultra vires Term No. 2 of the lease agreement.
    14.3 Has caused obvious obstruction to the normal operation of other units.
    14.4 Leave the leased unit empty for more than six months without written notice to "KY" office.
    14.5 If "DVS" has been ordered to close for investigation by the authorities, or fined for illegal activities or declared bankrupt, enter into agreement with creditors or unable to pay debts or being managed by court order.

15. Mutual agreement to terminate the contract
    15.1 During the lease period, "DVS" has no right to terminate the agreement. Unless written notice is given to "KY" and approval is obtained from "KY" office. In such case, "DVS" rental deposit will be forfeited.
    15.2 After the signing of the lease agreement and before the lease commenced, if the request of "DVS" to terminate the lease agreement, "DVS" must pay the three months rental deposit as a penalty.

16. Return of the lease units
    16.1 When the lease expired, "DVS" must clean up the unit, including renovation work and return the lease unit to its original condition which must be certified and approved by "KY" office, all such related expense is to be paid by "DVS".
    16.2 After the lease unit return to the "KY" office, any material, etc., remain in the unit is at the free exposure of "KY" office.
    16.3 From the lease expired date, if "DVS" is unable to return the lease unit on time, "DVS" is to be fully liable to compensate all the consequential losses incurred by "KY".

17. Arbitration is null and void.
    This lease agreement is based on "KY" and "DVS" mutual agreement as to its terms, principle, and will to execute them in the most honorable way.

18. Dispute and resolution tribunal
    Any dispute arising from the honest execution of this lease agreement, will have to be resolved through mutual agreement, if both parties cannot resolve the dispute, then the issue should be referred to "The Chinese International Economic and Trade Dispute Committee, Shanghai Branch" which will
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     decide the case by reference to the "Chinese International Economic and
     Trade Dispute Tribunal Law."

19. Enforcement of lease agreement
    This lease agreement is subject to the law governed by "The People's Republic of China".

20. Others
    20.1 Any matter not included in this agreement must be resolved by mutual agreement between "KY" and "DVS".
    20.2 This lease agreement is based only on Chinese version as final legally enforceable agreement.
    20.3 This lawful agreement is effective from the date both parties signed in duplicate. Each party will get one copy.
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KY:               Kuen Yang Real Estate Development (Shanghai) Co., Ltd.
Name:
Representative:   Chan, Chou Nan
Position:
DVS:
Name:             Christopher Hu
Representative:
Position:         General manager
KY's Bank and Account Detail:
                  Kuen Yang Real Estate Development (Shanghai) Co., Ltd.
                  Bank of Communication, Shanghai Branch
Address:          No. 200, Jian Jee Zhong Rd., Shanghai
US$ account No.:  03004K01142014025411817
RMB account No.:  666100121009386
Date of this agreement:  July 17, 1996